                              Attachment to Form 4

     Pursuant to Instruction 5(b)(v) of the General Instructions to Form 4, this
Form 4 is also being filed on behalf of the Reporting Persons set forth below.
All of the information set forth in the Attached Form 4 for Jonathan S. Lavine is the same for the Reporting Persons set forth below unless otherwise noted.

                       TABLE I: Non-Derivative Securities
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                                                                Amount of
                                                                Securities
                                                              Beneficially
                                                                 Owned         Ownership       Nature of
                                                Securities      Following       Form:          Indirect
                                              Disposed of (D)   Reported      Direct (D) or   Beneficial
Name and Address of Reporting Person              Amount      Transaction(s)   Indirect (I)    Ownership
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BCM Capital Partners, L.P.                         9,597           496,118              D
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Sankaty High Yield Partners II, L.P.               3,232           167,025              D
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Sankaty High Yield Partners III, L.P.              3,232           167,025              D
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Sankaty Credit Opportunities, L.P.                 3,232           167,025              D
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Bain Capital V Mezzanine Partners, L.P.            9,597           496,118              I            (1)
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Sankaty High Yield Asset Investors II, LLC         3,232           167,025              I            (2)
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Sankaty High Yield Asset Investors III, LLC        3,232           167,025              I            (3)
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Sankaty Credit Opportunities Investors, LLC        3,232           167,025              I            (4)
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Sankaty Investors, LLC                             9,597           496,118              I            (1)
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Sankaty Investors II, LLC                          3,232           167,025              I            (2)
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Sankaty Investors III, LLC                         3,232           167,025              I            (3)
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Sankaty Credit Member, LLC                         3,232           167,025              I            (4)
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Bain Capital Fund IV, L.P.                       204,525        10,572,286              I            (5)
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Information Partners                               7,200           372,189              I            (5)
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BCIP Associates                                   11,857           612,887              I            (5)
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BCIP Trust Associates, L.P.                        7,040           363,939              I            (5)
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Bain Capital Partners V, L.P.                    142,306         7,356,133              I            (5)
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BCIP Trust Associates II                            73               3,768              I            (5)
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BCIP Trust Associates II-B                          23               1,189              I            (5)
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(1)        Jonathan S. Lavine, as the sole managing member of Sankaty Investors,
           LLC ("SI"), SI, as the sole general partner of Bain Capital V
           Mezzanine Partners, L.P. ("BCMP"), and BCMP, as the sole general partner of BCM Capital Partners, L.P. ("BCM") may each be deemed to share voting and dispositive power with respect to the 496,118 shares held by BCM. Mr. Lavine, SI and BCMP disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
(2)        Jonathan S. Lavine, as the sole managing member of Sankaty Investors
           II, LLC ("SI II"), SI II, as the sole managing member of Sankaty High
           Yield Asset Investors II, LLC ("SAI II") and SAI II, as the sole general partner of Sankaty High Yield Partners II, L.P. ("SP II") may
           each be deemed to share voting and dispositive power with respect to the 167,025 shares held by SP II. Mr. Lavine, SI II and SAI II disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
(3)        Jonathan S. Lavine, as the sole managing member of Sankaty Investors
           III, LLC ("SI III"), SI III, as the sole managing member of Sankaty
           High Yield Asset Investors III, LLC ("SAI III"), and SAI III, as the
           sole general partner of Sankaty High Yield Partners III, L.P. ("SP
           III") may each be deemed to share voting and dispositive power with respect to the 167,025 shares held by SP III. Mr. Lavine, SI III and
           SAI III disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
(4)        Jonathan S. Lavine, as the sole managing member of Sankaty Credit
           Member, LLC ("SC Member"), SC Member, as the sole managing member of
           Sankaty Credit Opportunities Investors, LLC ("SCO Investors"), and
           SCO Investors, as the sole general partner of Sankaty Credit
           Opportunities, L.P. ("SCO") may each be deemed to share voting and dispositive power with respect to the 167,025 shares held by SCO. Mr.
           Lavine, SC Member and SCO Investors disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
(5)        Jonathan S. Lavine is a member of Bain Capital Investors, LLC ("BCI")
           which is (i) the general partner of Bain Capital Partners V, L.P.
           ("BCP V") and Bain Capital Partners IV, L.P. ("BCP IV"), which is in turn the sole general partner of Bain Capital Fund IV, L.P. ("Fund
           IV") and the managing partner of Information Partners ("IP"), (ii)
           the sole member of the management committee of BCIP Associates
           ("BCIP") and BCIP Trust Associates, L.P. ("BCIPTA") and (iii) the
           managing partner of each of BCIP Trust Associates II ("BCIPTA II")
           and BCIP Trust Associates II-B ("BCIPTA II-B"). Additionally, he
           and/or entities affiliated with him are partners of BCIP, BCIPTA and
           BCIPTA II. Accordingly, he, BCI and BC IV may be deemed to share voting and dispositive power with respect to the shares held by Fund
           IV, BCP V, IP, BCIP, BCIPTA, BCIPTA II and BCIPTA II-B. Mr. Lavine,
           BCP IV, and BCI disclaim beneficial ownership of all such shares except to the extent of their pecuniary interest therein.
(6)        BCM, SP II, SP III, and SCO are parties to a Stock Transfer Agreement dated as of March 23, 2003 and a Stockholder Selling Agreement dated as of August 2, 2004 and consequently may be considered to acting as a group with the other persons and entities party thereto. The
           Reporting Person disclaim beneficial ownership of all such shares held by such parties and make this filing on behalf of themselves only.

                  Signature of Reporting Persons:

                  SANKATY INVESTORS, LLC, for itself, on behalf of itself in its capacity as general partner of Bain Capital V Mezzanine
                  Partners, L.P., and on behalf of Bain Capital V Mezzanine
                  Partners, L.P. in its capacity as general partner of BCM
                  Capital Partners, L.P.

                  SANKATY INVESTORS II, LLC, for itself, on behalf of itself in its capacity as managing member of Sankaty High Yield Asset
                  Investors II, LLC, and on behalf of Sankaty High Yield Asset
                  Investors II, LLC in its capacity as general partner of
                  Sankaty High Yield Partners II, L.P.

                  SANKATY INVESTORS III, LLC, for itself, on behalf of itself in its capacity as managing member of Sankaty High Yield Asset
                  Investors III, LLC, and on behalf of Sankaty High Yield Asset
                  Investors III, LLC in its capacity as general partner of
                  Sankaty High Yield Partners III, L.P.

                  SANKATY CREDIT MEMBER, LLC, for itself, on behalf of itself in its capacity as managing member of Sankaty Credit
                  Opportunities Investors, LLC, and on behalf of Sankaty Credit
                  Opportunities Investors, LLC in its capacity as general
                  partner of Sankaty Credit Opportunities, L.P.

                  /s/ Jonathan S. Lavine
                  -------------------------
                  Name:   Jonathan S. Lavine
                  Title:     Managing Director

                  /s/ Jonathan S. Lavine
                  -------------------------
                  Jonathan S. Lavine